                                SECOND AMENDMENT TO

                                 SECURITY AGREEMENT

     THIS AGREEMENT is dated this 13(TH) day of August, 1998, by and between Pennaco Energy, Inc. a Nevada corporation ("Pennaco"), and Venture Capital Sourcing, S.A., a corporation ("VCS") is the second amendment to the Security Agreement entered into by the parties May 15, 1998 (the "May Agreement").

     NOW THEREFORE, in consideration of their mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the May Agreement in its entirety as follows:

                                     RECITALS:

     WHEREAS, the parties hereto have entered into that certain Promissory Note dated August 13, 1998 (the "Note"), to which this Agreement is Exhibit "A" pursuant to which Pennaco is obligated to pay to VCS principal and interest in the aggregate of $4,203,746 (the "Obligation"); and

     WHEREAS, as security for the Obligation, Pennaco has agreed to grant VCS a security interest in certain of the mineral interests to which Pennaco is entitled.

     NOW THEREFORE, in consideration of their mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   GRANT OF SECURITY INTEREST.

          To secure payment to VCS by Pennaco of the Obligation, Pennaco hereby assigns and grants to VCS a security interest in the collateral described in Paragraph 2 (the "Collateral").

     2.   THE COLLATERAL.

          The Collateral shall consist of (a all the mineral interests to which Pennaco is entitled pursuant to an agreement entered into with High Plains Associates, attached hereto and made apart hereof and designated as Exhibit "A.1" hereto, and an agreement entered into with the Taylor group attached hereto and made apart hereof and designated as Exhibit "B.1" hereto (b) any additional properties or sums deriving from the Collateral, which are to be held as Collateral pursuant to this paragraph; and (c) any and all additional proceeds of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when any part of the Collateral is sold or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to the Collateral. Upon the dissolution of Pennaco, any sums paid with respect to the Collateral shall be appropriately assigned and delivered to VCS to be held as part of the Collateral.


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

     3.   COVENANTS OF PENNACO.

          Pennaco hereby agrees, until the Obligation has been fully paid:

               (a) To execute and deliver from time to time any endorsements, assignments and other writings reasonably deemed necessary or appropriate by VCS to perfect, maintain and protect its security interest in the Collateral;

               (b) Not to sell, encumber or otherwise dispose of or transfer any Collateral, except to VCS and in accordance with the terms of the Agreement; and

               (c) To immediately deliver all Collateral to VCS, as appropriate, it being understood that until so delivered all Collateral shall be held by Pennaco in trust for VCS under the terms of this Agreement.

     4.   RIGHTS UPON DEFAULT.

          If Pennaco shall default in the performance of any of his obligations under the Obligation or this Agreement, VCS may exercise any and all rights with respect to the Collateral which it may have as a secured creditor under applicable provisions of the California Uniform Commercial Code or any other applicable law.

     5.   FURTHER ACTIONS.

          Each party agrees that after the delivery of this Agreement such party will execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to carry out the terms of this Agreement.

     6.   ENTIRE AGREEMENT.

          This Agreement, together with the Obligation, contains the entire agreement between the parties, and supersedes all prior agreements, representations and understandings of the parties, relating to the subject matter of this Agreement.

     7.   AMENDMENTS.

          No supplement or amendment of this Agreement will be binding unless executed in writing by both the parties.

     8.   WAIVERS.


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

          Any term or provision of this Agreement may be waived at any time by the party entitled to its benefit by a written instrument executed by the party or by a duly authorized officer of the party. No waiver of any of the provision of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

     9.   SUCCESSOR AND ASSIGNS.

          This Agreement will be binding on, and will inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

     10.  ATTORNEYS' FEES.

          If any legal action or other proceeding is brought in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which that party may be entitled.

     11.  GOVERNING LAW.

          All questions with respect to the construction of this Agreement, and the rights and liabilities of the parties under this Agreement, will be governed by the laws of the State of California.

     12.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which will be deemed a valid, original agreement, but all of which together will constitute one and the same instrument.

     13.  SEVERABILITY.

          If any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.

     14.  NOTICES.

          Any notice or the delivery of any item to be delivered by a party hereto shall be delivered personally, by U.S. mail, return receipt requested, or by Federal Express, next-day delivery. Any personal delivery made shall be deemed to have been made upon the execution of a receipt for the item to be delivered by the party to whom delivery is made. Delivery by U.S. mail or Federal Express shall be deemed to have been made when delivered by Federal Express to the party


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

to whom addressed. All such deliveries shall be made to the following addresses, or such other addresses as the parties may have instructed the others in accordance with the provisions of this Paragraph:

          (a)  If to VCS:

                         Serco Management
                    65 Main Street
                    P.O. Box 3463
                    Road Town, Tortola
                    British Virgin Islands


          (b)  If to Pennaco :


                    Jeffrey L. Taylor
                    Chairman
                    1050 17th Street, Suite 700
                    Denver, CO 80265



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


     IN WITNESS WHEREOF, the parties have executed this Agreement, which amends for the second time the Security Agreement executed on May 15, 1998 between the parties, as of the first date set forth in the first paragraph.


PENNACO:
Pennaco Energy, Inc.



By:
    --------------------------------------
     Jeffrey L. Taylor, Chairman


VCS:

Venture Capital Sourcing, S.A.


By:  Serco Management


------------------------------------------
     Authorized Signature






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